                                                                   EXHIBIT 10.10

                                 LEASE AGREEMENT

         This Lease Agreement executed this 23 day of January, 2002, by and between R & A Enterprises, Inc. (hereinafter referred to as "Landlord"), and First Bank (hereinafter referred to as "Tenant"), WITNESSES THAT, in consideration of the rent stated herein and covenants and agreements of Tenant, Landlord does hereby grant, demise, let and lease to Tenant the hereinafter described premises upon the terms and conditions hereinafter set forth:


                                    ARTICLE I

                                 PREMISES LEASED

         Landlord hereby lets to Tenant, and Tenant hereby leases from Landlord, that portion of a building commonly known as Meridian Parke Office Complex located at 3195 W. Fairview Road, Suite A, (hereinafter referred to as the "Premises") together with the right of use of common hallways. For the purposes of this lease the parties agree that the Premises consist of 4,800 square feet and the total leaseable space consists of 9,100 square feet. Included in the rent fixed herein, Landlord shall provide on the premises paved parking facilities for the use of Tenant, Tenant's employees, and invitees of Tenant, as Landlord, in the exercise of reasonable judgment, shall deem necessary and adequate, located in an area in close proximity to the building. Such parking facilities shall be available for use only in accordance with reasonable rules and regulations as Landlord may fix and determine from time to time.


                                   ARTICLE II

                                  TERM OF LEASE

         Section 2.1 Commencement of Term. The term of this Lease shall be for the period from today through January 31, 2007 at 5:00 p.m. (or until sooner terminated as herein provided).

         Section 2.2 Possession. Tenant shall obtain possession under this lease immediately upon signing of this lease document.




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                                   ARTICLE III

                         TENANT'S OPTION TO RENEW LEASE

         Landlord grants Tenant an option to renew this lease for a period of five (5) years subsequent to the expiration of its original term. In order to exercise the option, Tenant shall give Landlord written notice of its intention to exercise this option (or renew) at least one hundred eighty (180) days prior to the expiration of this lease. The rate of rent and the rate of additions to the rent for this optional period are to be negotiated during the one hundred eighty (180) day period prior to the expiration of the original lease term. If at any time during the original lease period the Tenant is in default of this lease, the Tenant's option is void without notice from the Landlord.


                                   ARTICLE IV

                                OCCUPANCY AND USE

         Section 4.1 Occupancy. Tenant shall use and occupy the Premises as a commercial bank branch office and for no other purpose except with the consent of the Landlord.

         Section 4.2 Use of Premises. Tenant shall use the Premises for no unlawful purpose or act; shall commit or permit no waste or damage to the Premises; shall comply with and obey all laws, regulations, or orders of any governmental authority or agency, directions of the Landlord, including reasonable building rules and regulations upon reasonable notice to Tenant; shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the building or injure or annoy them; and shall not do or permit anything to be done which will increase the rate of fire insurance upon the building. Landlord shall not be responsible to Tenant for the nonperformance by any other tenants or occupants of the Real Estate of any of the rules and regulations to be hereto attached, but agrees to take reasonable measures to assure such other tenants' performance.



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                                    ARTICLE V

                                      RENT

         Section 5.1 Base Rental for the Premises During Term. Tenant shall pay as the base rent for the period starting today through January 31, 2002 the amount of $1,900 due at the time of the signing of this document.

         Tenant shall pay as the base rent for the months of February 1, 2002 through January 31, 2003 the amount of $3,800 per month (or $45,600 for the 12 month period).

         Tenant shall pay as the base rent for the months of February 1, 2003 through January 31, 2004 the amount of $3,900 per month (or $46,800 for the 12 month period).

         Tenant shall pay as the base rent for the months of February 1, 2004 through January 31, 2005 the amount of $4,000 per month (or $48,000 for the 12 month period).

         Tenant shall pay as the base rent for the months of February 1, 2005 through January 31, 2006 the amount of $4,200 per month (or $50,400 for the 12 month period).

         Tenant shall pay as the base rent for the months of February 1, 2006 through January 31, 2007 the amount of $4,300 per month (or $51,600 for the 12 month period).

         The above rents are considered true and correct without relief from valuation and appraisement laws, during the term commencing on the commencement date specified in Section 2.1 of ARTICLE II and continuing thereafter on the first day of each succeeding month. All rents are due and payable on the first day of each calendar month.

         Section 5.2 Default on Payment of Rent. The failure to pay any installment of rent when the same becomes due and the failure continues for Ten
(10) calendar days, a late fee equal to 5% of the delinquent rent shall be assessed and shall be due and payable immediately. Interest at one and one half percent per month or any part of the of the delinquent rent or late fee shall further accrue upon the balance of this Lease until such time as Tenant pays all defaulted installments due along with the late fee. The late fee is a fee for processing and is not a penalty. Upon the occurrence of any Default of Payment of Rent by Tenant, Landlord may, at its option, in addition to any other remedy or right it has hereunder or by law:



            (1)   Re-enter the Leased Premises, without demand or



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                  notice, and resume possession by an action in law or equity or by force or otherwise and without being liable in trespass or for any damages and without terminating this Lease. Landlord may remove all persons and property from the Leased Premises and such property may be removed and stored at the cost of Tenant.

            (2) Terminate this Lease at any time upon the date specified in a notice to Tenant. Tenant's liability for damages shall survive such termination. Upon termination such damages recoverable by Landlord from Tenant shall, at Landlord's option, be either an amount equal to "Liquidated Damages" or an amount equal to "Indemnity Payments".

            "Liquidated Damages" means an amount equal to the excess of the rentals provided for in this Lease which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such termination and ending with the date set for the expiration of the original term granted, ( hereinafter referred to as "Unexpired Term"), over the reasonable rental value of the Leased Premises for such Unexpired Term.

            "Indemnity Payments" means an amount equal to the rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the Unexpired Term plus the cost and expenses paid or incurred by Landlord from time to time in connection with:

                  (a)  Obtaining possession of the Leased Premises;

                  (b) Removal and storage of Tenant's or other occupant's property;

                  (c) Care, maintenance and repair of the Leased Premises while vacant;

                  (d)  Reletting the whole or any part of the Lease Premises;

                  (e) Repairing, altering, renovating, partitioning, enlarging, remodeling or otherwise putting the


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                       Lease Premises, either separately or as part of larger
                       premises, into condition acceptable to, and reasonably necessary to obtain new Tenants.

                  (f) Making all repairs, alterations and improvements required to be made by Tenant hereunder and of performing all covenants of the Tenant relating to the Condition of the Leased Premises, less the rent and other payments, if any, actually collected and allocable to the Leased Premises or to the portions thereof relet by Landlord. Tenant shall on demand make Indemnity Payments monthly and Landlord can sue for all Indemnity Payments as they accrue.

            (3) Without terminating this Lease, relet the Leased Premises without the same being deemed an acceptance of a surrender of this Lease nor a waiver of Landlord's rights or remedies and Landlord shall be entitled to Indemnity payments, as heretofore defined, from Tenant. Any reletting by Landlord may be for a period equal to or less than, or extending beyond the remainder of the original term, or for the whole or any part of the Leased Premises, separately or with other premises or for any sum, or to any Tenant or for any use Landlord deems appropriate.

         Upon the occurrence of any of the following:

                  (1) The filing of a voluntary petition in bankruptcy by Tenant.

                  (2) The filing of a petition or answer by Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act.

                  (3)  An adjudication of Tenant as a bankrupt or insolvent.

                  (4) The appointment of a trustee, receiver, guardian, conservator or liquidator of Tenant


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                       with respect to all or substantially all of its property.
                       This Lease shall terminate ipso facto as of such occurrence and the Leased Premises shall be surrendered as required by Section XIV. Tenant's liability for damages shall survive such termination and Landlord shall be entitled to recover an amount equal to Liquidated Damages as defined above or an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which such amount is sought, whichever is less.


                                   ARTICLE VI

                  COMMON AREA MAINTENANCE AND REAL ESTATE TAXES

Section 6.1 Additions to the Rent. The Tenant shall pay, in monthly installments, monies in addition to the Base Rent for common area maintenance and real estate taxes or any governmental fees or assessments. Tenant shall be solely responsible for all business personal property taxes assessed for as a result of Tenant's occupancy.

Section 6.2 Pro Rata Share of Common Area Maintenance and Real Estate Taxes. Tenant's pro rata share of Common Area Maintenance and Real Estate Taxes is agreed to be 52.75%.

Section 6.3 Common Area Maintenance Defined. The term "Common Area Maintenance" shall mean any and all expenses incurred by Landlord in connection with the operation, maintenance and repair of the Project including, but not limited to, the following: charges or fees for, and taxes on, the furnishing of electricity, fuel, water, sewer, gas oil and other utilities; (at Landlord's sole discretion) security; pest control; cleaning of exterior windows and exterior curtain walls; janitorial services for common area; trash and snow removal; landscaping and repair and maintenance of grounds; salaries, wages, and benefits for employees of Landlord engaged in the operation, maintenance or repair of the Project including benefits, payroll taxes and worker's compensation insurance; license fees and governmental permits; casualty and liability insurance; cleaning supplies; legal fees and costs relating to the operation, repair or maintenance of the Project or incurred in order to reduce Common



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Area Maintenance, services or management contracts with independent contractors and general overhead; and the costs of any other items which, under generally accepted accounting principles consistently applies from year to year with respect to the Property. "Common Area Maintenance" shall not include any of the following: cost of capital improvements, except as mentioned above; expenses for painting, redecorating, or other work which Landlord performs for any tenant in the Project, the expense of which is paid by such tenant; interest, amortization, or other payments on loans to Landlord, whether secured or unsecured; depreciation of the Project or other said improvements; ground rent; leasing commissions; salaries, wages or other compensation paid to officers or executives of Landlord; and income, excess profits, or franchise taxes or other such taxes imposed on or measured by the income of the Landlord from the operation of the Project.

Section 6.4 Real Estate Taxes Defined. The term "Real Estate Taxes" means all taxes, rates and assessments, general or special, levied or imposed with respect to the land, Project and improvements constructed thereon (including all taxes, rates and assessments, general or special, levied or imposed for school, public betterment and/or general or local improvements). The term "Real Estate Tax Year" means each successive twelve month period following and corresponding to the period or periods which may from time to time in the future be established by competent authority for the purposes of levying or imposing Real Estate Taxes. The Tenant shall pay in monthly installments 52.75% of the Real Estate Taxes that become due and payable during the calendar year that coincides with the period of occupancy.

Section 6.5 Overpayment by Tenant. Landlord reserves the right, throughout the term of this lease, to require that the Tenant pay each month in advance, for Common Area Maintenance and Real Estate Taxes. Such payments shall in no way limit Tenant's total obligation, Tenant shall promptly pay the difference upon receipt of Landlord's statement. Any overpayment shall be credited to Tenant's obligation for the next succeeding period.

Section 6.6 Default on Payment of Common Area Maintenance or Real Estate Taxes. The failure to pay any installment of Common Area Maintenance or Real Estate Taxes when the same becomes due shall be subject to the same sanctions and remedies as failure to timely pay the rent as defined in section 5.2.



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                                   ARTICLE VII

                UTILITIES, ALTERATIONS, BUILD OUT AND MAINTENANCE

    Section 7.1 Utilities. The cost of all utility services to the Premises, including hot and cold water, sewer, gas, telephone service and electrical, are separately metered and shall be paid by Tenant as it becomes due.

    Landlord reserves the right to suspend service of the heating, plumbing, electrical, air conditioning or other mechanical systems when necessary by reason of governmental regulations, civil commotion or riot, accident, acts of terrorism or emergency, or for repairs, alterations, or improvements which are in the reasonable judgment of Landlord desirable or necessary, or for any other reason beyond the power or control of Landlord without liability in damages therefore. The exercise of such right by Landlord shall not constitute an actual or constructive eviction in whole or in part under this Lease or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise, provided however that Landlord shall take all reasonable steps to minimize the interruption of such services. Where such services are suspended by Landlord or at Landlord's direction, Landlord shall give Tenant reasonable prior notice. In the event of an extended interruption, in excess of two workdays, in service, which renders the Premises unsuitable for use or occupation, Tenant's rent shall be abated until services are restored.

    Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the term of this Lease and beyond Landlord's control either the quantity or character of electric current is changed or is no longer available or suitable for Tenant's requirements.

    Section 7.2 Alterations to Premises. Landlord shall not be obliged to make any alterations, additions, repairs, improvements or decorations to the Premises except as specifically agreed by and between Landlord and Tenant in writing. In the event any such alterations, additions, repairs, improvements or decorations are made upon request by Tenant and approved by Landlord, such alterations, additions, repairs, improvements or decorations shall be made by Landlord or under Landlord's supervision and control at the sole expense of Tenant, and upon billing therefore


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by Landlord, Tenant shall promptly remit the amount of such expense. No alterations or additions shall be made to the Premises by Tenant nor shall Tenant affix or cause to be affixed to the Real Estate or Premises, including the windows, any sign, advertisement or notice without the written consent of Landlord. In the absence of a written agreement to the contract, all alterations, repairs, or improvements except movable trade fixtures, office furniture and equipment of Tenant shall be and remain the property of Landlord.

    Section 7.21 Build Out. Landlord shall pay up to $15,000 initially for improvements authorized by the Landlord to the space occupied by the Tenant. Monies paid by the Landlord will not be paid until such improvements are complete, have been approved by the Tenant, and the original invoices (or photocopies of same) are provided to the Landlord.

    Section 7.3 Maintenance. Tenant shall, at its own expense, perform all necessary routine repairs and maintenance to the interior, including but not limited to the HVAC units, plumbing, and electricity of the Leased Premises. Tenant shall be responsible for interior maintenance, cleaning, glass care, and janitorial services. Such repairs and maintenance shall be made promptly, as and when necessary. All repairs and maintenance shall be in quality and class at least equal to the original work. The expense of repairing and maintaining the interior of the leased premises shall not constitute common area maintenance. On default of Tenant in making such repairs or maintenance, Landlord may, but shall not be required to, make such repairs and maintenance for Tenant's account, and the actual costs plus a fee of 10% to cover Landlord's overhead thereof shall constitute and be collectible immediately upon presentation in addition to the rent.
    Landlord shall be responsible for repair or replacement of the plumbing system, HVAC system, mechanical and standard electrical systems which would be considered capital expenditures, except any of such repairs rendered necessary by the negligence or willful misconduct of Tenant, its agents, customers, employees, independent contractors, guests or invitees, the repair of which shall be paid for by the Tenant within 30 days of the Landlord's written demand.

                                  ARTICLE VIII

    Tenant shall keep the Premises demised hereunder free from any liens, including but not limited to mechanic's liens. In the event any lien attaches to the Premises by virtue of an act or


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failure to act on the part of Tenant, Landlord shall have the right but not the obligation to pay the amount of such lien to cause its release and such amount shall be considered an addition to the rent to be paid to it by Tenant on demand with interest at one and one half percent per thirty (30) day period or such portion thereof as may be a legal rate from the date of payment of the lien by Landlord until reimbursement by Tenant to Landlord.

                                   ARTICLE IX

                            ASSIGNMENT AND SUBLETTING

    Tenant shall not assign this Lease nor sublet the Premises in whole or in part without the Landlord's written consent, which consent may be withheld without any reason.

                                    ARTICLE X

             LANDLORD'S NON-LIABILITY OF INDEMNIFICATION OF LANDLORD

    Section 10.1 Non-Liability of Landlord. Landlord shall not be liable for any injury or damage to persons or property resulting from any cause whatsoever unless caused by or due to the negligence of Landlord, its agents, servants, or employees. Landlord shall not be liable for any damage or loss to property of Tenant, unless caused by the acts or omissions of Landlord.

    Section 10.2 Indemnification to Landlord. Tenant covenants to indemnify and save Landlord harmless from and against any and all liability, damages, expenses, fees, penalties, actions, causes of action, suits, costs, claims, or judgments arising from injury during the term of this Lease, or any renewal term, to persons or property within the Premises occasioned wholly or in part by an act or acts, omission or omissions of Tenant, its agents, servants, contractors, employees, visitors or licensees occurring on the Premises.

                                   ARTICLE XI

                       INSURANCE AND WAIVER OF SUBROGATION

    Section 11.1(a) Landlord's Improvements. Landlord, throughout


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the Leased Term and any extensions thereof, shall keep the building in which the
Leased Premises are located insured against loss or damage by fire and such other risks as are usually and customarily covered by extended coverage endorsements for the reasonable insurable value thereof. Landlord shall furnish to Tenant certificates of evidencing the existence of such insurance upon request. Landlord agrees to keep in force during the term of this Lease insurance protecting against loss of building, Landlord's rental income, sign light standards, and personal injury coverage. Such policy shall be a one (1) year policy commencing with the Commencement Date.

    Section 11.1(b) Landlord's Public Liability Insurance. Landlord agrees to procure and maintain during the Leased Term, and any extension thereof, a policy or policies of insurance written by a responsible insurance company or companies assuring Landlord and Tenant from any and all losses, claims, demands or actions for injury to or death of any one person to the limit of not less than $250,000.00 and for injury to or death of more than one person in any one accident or occurrence to the limit of not less than $500,000.00 and for damage to personal property in the amount of not less than $50,000.00 made by or on behalf of any person, firm or corporation arising from, related to, or connected with the conduct and operations of the Common Area, and to furnish to Tenant, upon reasonable request, certificates evidencing the existence thereof.

    Section 11.2(a) Tenant's Insurance General. This Tenant only will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards (including, but not limited to, public liability) or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done, or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the premises or other property of Landlord, in companies acceptable to Landlord, to be increased beyond the minimum rate from time to time applicable to the premises for the use or uses made thereof. Tenant will pay the amount of such increase promptly upon Landlord's demand. Tenant agrees that nothing shall be done or suffered or any substance kept on the premises which will operate to increase the fire hazard or to cause insurance rates thereon to be increased. This insurance policy shall contain a provision requiring ten (10) days notice to Landlord prior to cancellation.



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    Section 11.2(b) Tenant's Contents. It is specifically understood and agreed that Landlord shall not be liable to Tenant or to any other person for damage, loss or injury to property resulting from the condition of the building as existing from time to time, fire, casualty, steam, gas, electricity, water leakage, bursting pipes, or resulting from any and all reasons and causes whatsoever; Landlord is hereby released from any subrogation claims which might be asserted by Tenant's insurance carrier with respect to loss, injury or damage to Tenant's property or the property of other persons, and contents on or about the Leased Premises.

    Section 11.2(c). Tenant's Insurance Requirement. Tenant shall purchase and maintain in force at all times during the Lease Term (and any renewal Lease
Term) of this Lease fire and extended coverage insurance on the improvements constituting a part of the Premises, which Tenant shall purchase and maintain in force at all times during the term of this Lease insurance on its property and contents and public liability and property damage insurance which shall insure against loss, cost or expense by reason of injury to or the death of persons or damage to or the destruction of property caused by the occupancy and use of the Premises by Tenant. All such insurance required of Tenant shall be carried in amounts and with insurers reasonably acceptable to Landlord. Tenant shall each furnish to Landlord the insurer's certificate showing such insurance coverage and confirming that such policies contain waiver of subrogation clauses as to Landlord and Tenant, as the case may be. Landlord shall be listed as an additional insured and lost payee on said policies and said policies shall contain a provision that said policy cannot be altered or canceled without thirty (30) days advanced written notice received by Landlord.

    Section 11.2(d) Tenant's Policy Minimums. Tenant shall, at its cost and expense, obtain and maintain at all times during the Lease Term and any extension thereof, for the protection of Landlord and Tenant, Public Liability Insurance (Comprehensive General Liability or Commercial General Liability) including Contractual Liability Insurance, with a combined personal injury and property damage limit of not less than $1,000,000.00 for each occurrence and not less than $2,000,000.00 in the aggregate, insuring against all liability of Landlord and its representatives arising out of and in connection with Tenant's use or occupancy of the Premises. Landlord and Landlord's agent shall be named as additional insureds.



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                                   ARTICLE XII

                                  HOLDING OVER

    Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part thereof after termination hereof, by lapse of time or otherwise, the amount equal to 110% of the daily fixed rental, as adjusted in accordance with the terms of this Lease, for the last period prior to the date of such termination, and also pay all damages sustained by Landlord by reason of such retention, or, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month, but if the Landlord does not so elect, acceptance by Landlord of rent after such termination shall not constitute a renewal; this provision shall not be deemed a waiver of Landlord's right to re-entry or any other right herein or at law.

                                  ARTICLE XIII

                            INSOLVENCY OR BANKRUPTCY

    The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or any assignment by Tenant for the benefit of creditors or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall constitute a breach of this Lease by Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

                                   ARTICLE XIV

                                     DEFAULT

    In the event of any breach of this Lease by Tenant which continues for ten
(10) days, Landlord, without notice to the Tenant, besides any other rights or remedies it may have by law



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or otherwise, shall have the immediate right of re-entry and may remove all persons and property from the Premises. Such property may be removed and stored at the cost of and for the account of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may, from time to time, without terminating this Lease, relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such reletting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due herein, the cost and expenses of such reletting and of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rental for the Premises for such period of such reletting; or (b) at the option of Landlord rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness, other than rent due herein from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent due and unpaid herein; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable herein.

    Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Premises, and including the rent reserved and charged in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable along with costs of collection and attorneys' fees from Tenant to Landlord, and Landlord shall have no obligation to relet.

                                   ARTICLE XV

    If, during the term of this Lease, the Real Estate is so damaged by fire or other casualty or a part or all of it is taken by eminent domain proceedings so that the Real Estate or the



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Premises are rendered unfit for occupancy, as determined by Landlord, and
Landlord gives Tenant written notice to that effect, then this Lease shall cease and terminate from the date of such damage or taking. In such case, Tenant shall pay the rent apportioned to the time of damage or taking and shall immediately surrender the Premises to Landlord upon Landlord's request therefore. If, following damage to the Premises for cause other than by Tenant's acts or omissions, Landlord gives Tenant written notice that it has determined that such damage can be repaired within ninety (90) days from the date of damage, Landlord, if it so elects, may enter and repair and this Lease shall not be affected except that the rent shall be apportioned and suspended while such repairs are being made until the Premises are again suitable for occupancy. If, however, such damage is caused by Tenant's act or failure to act, and Landlord elects, in accordance with this paragraph, to repair, then Tenant's obligation to pay rent shall not be suspended nor shall such rent be apportioned but Tenant shall be obligated to pay the full rent reserved in accordance with the terms of this Lease during such period of repair.

                                   ARTICLE XVI

    At the end of the term of any renewal thereof or other sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whosoever made, in the same condition as received, or first installed, ordinary wear and tear and damage by fire, earthquake, Act of God, or the elements alone excepted. Upon the termination of this Lease, Tenant shall, at Tenant's sole cost, remove all counters, trade fixtures, office furniture and equipment installed by Tenant, unless otherwise agreed to in writing by Landlord. Tenant shall also repair any damage caused by such removal. Property not so removed shall be deemed abandoned at the termination of this Lease by the Tenant and title to the same shall thereupon pass to Landlord. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay.



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                                  ARTICLE XVII

                           RIGHTS RESERVED TO LANDLORD

    Landlord reserves and shall at all times have the right to re-enter the Premises in any emergency without notice. Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, and to alter, improve or repair the Premises and any portion of the Real Estate of which the Premises are a part, without abatement of rent, upon reasonable oral notice to Tenant. Tenant hereby waives as against Landlord any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to change the arrangement and/or location of public entrances or passageways, public doors and doorways, and public corridors, mechanical areas and rooms, toilets, or other public parts of the building and to change the name, number or designation by which the Real Estate is commonly known.

                                  ARTICLE XVIII

                                     WAIVER

    The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant, or condition or any subsequent breach of the same subsequent acceptance of rent herein by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                                   ARTICLE XIX

                                     NOTICES

    All notice and demands which may or are required to be given by either party to the other herein shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, addressed to the Tenant at the Premises and/or:


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  3195 W. Fairview Road, Suite A, Greenwood, Indiana 46142 and addressed to the
Landlord at:

  3195 W. Fairview Road, Suite C, Greenwood, Indiana 46142 or to such other places Landlord may from time to time designate in writing.

                                   ARTICLE XX

    If Tenant shall abandon or vacate the demised premises before the end of the term or other event shall happen entitling Landlord to take possession thereof, Landlord may take possession of said Premises, relet the same without such action being deemed an acceptance of a surrender of this Lease or in any way terminating the Tenant's liability hereunder, and Tenant shall remain liable to pay the rent herein reserved less the net amount realized from such reletting after deduction of any expenses incident to such repossession and reletting.

                                   ARTICLE XXI

                            MISCELLANEOUS PROVISIONS

    Section 20.1 Governing Law. This Lease shall be governed by the laws of the state of Indiana. Both parties waive the right to a jury trial as to any action arising out of the interpretation of this document or any action arising out of Tenant's occupancy.

    Section 20.2 Writing Controls. It is agreed that Landlord has not made any statement, promise or agreement or taken upon itself any engagement whatsoever verbally or in writing in conflict with the terms of this Lease or that in any way modifies, varies, alters, enlarges or invalidates any of its provisions and that no obligation of Landlord shall be implied in addition to the obligations herein stated.

    Section 20.3 Air and Light. This Lease does not grant or guarantee Tenant a continuance of light and air over any priority adjoining the Premises.

    Section 20.4 Quiet Possession. Landlord covenants that



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Tenant, upon paying the rent herein provided and performing all the covenants of this Lease by it to be performed, shall have quiet possession of the Premises during the term thereon.

    Section 20.5 Captions and Sections. The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and do not in any way define, limit, construe or describe the scope of intent to such sections or articles of this Lease or in any way affect this Lease.

    Section 20.6 Certifications. At any time either party shall, upon the request of the other, execute, acknowledge, and deliver a statement in writing certifying this Lease is unmodified and in full force and effect (or, if there have been modifications, the same is in full force and effect as modified and stating the modifications) and the dates to which the rent, charges or other performance have been paid or completed.

    Section 20.7 Contesting Adverse Claims. Either Landlord or Tenant may contest any condemnation, tax, assessment, charge, claim or other matter or action by a governmental authority or other person not a party to this Lease, which does or may adversely affect it, whether such effect is direct or indirect, and during said contest payments of any contested amount need not be paid. In the event of such contest, the other party shall cooperate (but without duty to incur expense) in such contesting, including the execution to the party contesting said matter or action of appropriate consents and authorizations for such contest.

    Section 20.8 Remedies Cumulative. The various rights and remedies herein provided to each of the parties shall not be exclusive of any other right or remedy of such party, but shall be cumulative and shall be in addition to every other right or remedy now or hereafter existing at law or in equity.

    Section 20.9 Successor in Interest. The terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but shall create no rights in any other person except as may be specifically provided for herein.

    IN WITNESS WHEREOF, the parties have executed this Lease Agreement this 23 day of January 2002.


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                                        R & A Enterprises, Inc.
                                        Landlord







                                        By:    /s/ David B. Mann
                                            ----------------------------------
                                            David B. Mann, President




                                        First Bank
                                        Tenant



                                        By:    /s/ John Ditmars, EVP
                                            ----------------------------------
                                            As its authorized Agent






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